UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2009

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota		55014
(Address of principal executive offices)		(Zip Code)

(763) 225-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 18, 2009, Northern Technologies International Corporation (“NTIC”) entered into a placement agency agreement with Next Generation Equity Research, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 480,000 shares of NTIC’s common stock in a registered direct public offering.  NTIC has agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds received in the offering.  In addition, NTIC has agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount up to a maximum of $65,000.  The Placement Agent has no obligation to buy any common stock from NTIC.

Also on September 18, NTIC and several institutional investors entered into subscription agreements, pursuant to which NTIC agreed to sell an aggregate of 480,000 shares of its common stock at a purchase price of $7.40 per share, to such investors for gross proceeds of $3.55 million.

The net proceeds to NTIC from the registered direct public offering, after deducting placement agent fees and expenses and NTIC’s estimated offering expenses, are expected to be approximately $3.2 million.  The offering is expected to close on or about September 23, 2009, subject to the satisfaction of customary closing conditions.

The shares of common stock will be issued pursuant to a prospectus supplement dated as of September 18, 2009, which was filed with the Securities and Exchange Commission in connection with a takedown from NTIC’s shelf registration statement on Form S-3 (File No. 333-153891), which became effective on January 16, 2009, and the base prospectus dated as of January 16, 2009 contained in such registration statement.  A copy of the opinion of Oppenheimer Wolff & Donnelly LLP relating to the legality of the issuance and sale of the shares of common stock in the offering is attached as Exhibit 5.1 to this report.

Pursuant to the terms of the placement agency agreement, each of NTIC, its directors, executive officers and Inter Alia Holding Company, a principal stockholder of NTIC and an entity affiliated with NTIC’s President and Chief Executive Officer, G. Patrick Lynch, has agreed to certain lock-up provisions with regard to future sales of NTIC’s common stock for a period of 90 days after the completion of the offering, subject to certain customary exceptions.

The foregoing summaries of the terms of the placement agency agreement and subscription agreements are subject to, and qualified in their entirety by reference to, the placement agency agreement and the form of subscription agreement, which are filed as Exhibits 1.1 and 10.1, respectively, to this report and are incorporated herein by reference.  Each of the placement agency agreement and the subscription agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the placement agency agreement and the subscription agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in NTIC’s filings with the Securities and Exchange Commission.

Item 7.01                                             Regulation FD Disclosure.

On September 18, 2009, NTIC announced the registered direct offering described in Item 1.01 above.  A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by NTIC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement dated as of September 18, 2009 between Northern Technologies International Corporation and Next Generation Equity Research, LLC

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP

10.1	Form of Subscription Agreement, dated as of September 18, 2009 between Northern Technologies International Corporation and each of the investors in the offering

23.1	Consent of Oppenheimer Wolff & Donnelly LLP

99.1	News Release issued by Northern Technologies International Corporation on September 18, 2009 announcing the offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated:   September 21, 2009

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1.1	Placement Agency Agreement dated as of September 18, 2009 between Northern Technologies International Corporation and Next Generation Equity Research, LLC	Filed herewith

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

10.1	Form of Subscription Agreement, dated as of September 18, 2009 between Northern Technologies International Corporation and each of the investors in the offering	Filed herewith

23.1	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1

99.1	News Release issued by Northern Technologies International Corporation on September 18, 2009 announcing the offering	Furnished herewith